Exhibit 10.9

FORM OF SELECTED INTERMEDIARY AGREEMENT

Ladies and Gentlemen:

Arete Wealth Management, LLC, as the managing dealer (“Managing Dealer”) for Golub Capital Private Income Fund I (the “Company”), a Delaware statutory trust, invites you (the “Broker”) to participate in the distribution of Class I common shares of beneficial interest, $0.01 par value per share, of the Company (“Shares”) subject to the following terms (this “Agreement”):

1.	Managing Dealer Agreement.

1.1            The Managing Dealer has entered into a Managing Dealer Agreement (the “Managing Dealer Agreement”) with the Company dated October 8, 2025, attached hereto as Exhibit “A.” Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Managing Dealer Agreement.

1.2            As described in the Managing Dealer Agreement, the Company intends to file a registration statement on Form 10 with the U.S. Securities and Exchange Commission (the “SEC”) (the “Registration Statement”) with respect to a private offering (the “Offering”) of the Shares.

1.3            In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, the current effective registration statement, as may be amended or supplemented from time to time. In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, a private offering under the Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Private Placement Memorandum (the “Offering Memorandum”) with respect to each other shall mean only those that are all related to the same Offering Memorandum.

1.4            By your acceptance of this Agreement, you will become one of the Brokers referred to in the Managing Dealer Agreement between the Company and the Managing Dealer; provided, however, that the Company shall not be obligated to provide indemnification pursuant to Section 4.1 of the Managing Dealer Agreement. Further, you are subject to the indemnification provisions contained in Section 14 of this Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Managing Dealer Agreement, the terms of this Agreement shall control.

1.5            The Broker hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Offering Memorandum. Nothing in this Agreement shall be deemed or construed to make the Broker an employee, agent, representative or partner of the Managing Dealer or of the Company, and the Broker is not authorized to act for the Managing Dealer or the Company or to make any representations on their behalf except as set forth in the Offering Memorandum and in the Authorized Sales Materials.

2.	Submission of Orders.

2.1            Each person desiring to purchase Shares in the Offering will be required to complete and execute a subscription agreement substantially consistent with the form filed as an appendix to the Offering Memorandum, as may be amended from time to time (a “Subscription Agreement”) and to deliver to the Broker or as otherwise directed by the Company in the Subscription Agreement such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Offering Memorandum. Those persons who purchase Shares will be instructed by the Broker to make their instruments of payment payable to or for the benefit of “Golub Capital Private Income Fund I”. Purchase orders which include (i) instruments of payment received by the Company at least five (5) business days prior to the first calendar day of the month and (ii) a completed and executed Subscription Agreement in good order received by the Company at least five (5) business days prior to the first calendar day of the month (unless waived by the Managing Dealer) will be executed as of the first calendar day of the month (or if the first calendar day of the month is not a business day, the next succeeding business day) (based on a price equal to the Company’s offering price per share (the “net offering price”) as determined as of the previous day, being the last day of the preceding month). Any tender offer requests must be made in accordance with the applicable procedures described in the Company’s Offering Memorandum, the Company’s share repurchase program described in the Offering Memorandum, and applicable law, rules and regulations. The parties acknowledge and agree that a tender offer is not received in “good order” unless the tender offer and all required documentation is complete and received by the Company’s transfer agent by the applicable tender offer deadline described in the Company’s tender offer documents or otherwise specified by the Company in writing.

2.2            Broker agrees, upon receipt of any and all checks, drafts, money orders or other instruments of payment from prospective purchasers of shares, to transmit same, together with a copy of the executed Subscription Agreement or copy of the signature page of such agreement, which conforms to the foregoing instructions and stating among other things, the name of the purchaser, current address, and the amount of the investment, in accordance with the following procedures, unless otherwise agreed with the Managing Dealer:

2.2.1            Where, pursuant to the Broker’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Broker for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

2.2.2            Where, pursuant to the Broker’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Broker to the office of the Broker conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

2.2.3            If the Broker receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, the Broker shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt.

3.	Pricing.

3.1            Except as otherwise provided in the Offering Memorandum, which may be amended or supplemented from time to time, the Shares shall generally be offered at a purchase price payable in cash equal to the Company’s then-current net offering price per share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Offering Memorandum). Broker may also charge transaction or other fees, including upfront placement fees or brokerage commissions, in connection with the sale of Shares as described in Schedule I attached hereto. For shareholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of shares that each shareholder owns will be automatically re-invested in additional shares of the same class. The DRIP Shares will be issued and sold to shareholders of the Company at a purchase price equal to the most recent available net offering price per share for such shares at the time the distribution is payable. Minimum purchase amounts for each class of Shares shall be as set forth in the Offering Memorandum. The Shares are nonassessable.

4.	Brokers’ Compensation.

4.1            Except as may be provided in the Offering Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing shareholder services rendered by Broker hereunder, Broker is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

5.	Representations, Warranties and Covenants of Broker. In addition to the representations and warranties found elsewhere in this Agreement, Broker represents, warrants and agrees that:

5.1            It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Broker is organized.

5.2            It is empowered under applicable laws and by Broker’s organizational documents to enter into this Agreement and perform all activities and services of the Broker provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Broker’s ability to perform under this Agreement.

5.3            The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which Broker is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

5.4            All requisite actions have been taken to authorize Broker to enter into and perform this Agreement.

5.5            It shall notify Managing Dealer and the Company, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Broker or its principals, affiliates, officers, directors, employees or agents, or any person who controls Broker, within the meaning of Section 15 of the Securities Act.

5.6            Except for those jurisdictions listed on Schedule II hereto, Broker will not offer, sell or distribute Shares, or otherwise make any such Shares available, in any jurisdiction outside of the United States or United States territories unless the Broker receives prior written consent from Managing Dealer.

5.7            Neither Broker, nor any person acting on its behalf, will, without written consent in advance by the Company, (i) offer or sell the Shares by any form of general solicitation or general advertising, including, without limitation, the methods described in Rule 502(c) of Regulation D promulgated under the Securities Act, or (ii) take any action, directly or indirectly, so as to cause the transactions contemplated by this Agreement to fail to qualify for the exemption under Section 4(a)(2) of the Securities Act.

5.8            Broker acknowledges that it understands that the Company is relying on Section 506 of Regulation D under the Securities Act. In furtherance of the foregoing, Broker represents and warrants to the Managing Dealer that neither it, nor any of its general partners or managing members (if any), nor any of its directors, executive officers or other officers participating in the offering of the Company, nor any employee or agent of Broker that shall receive remuneration (directly or indirectly) for the provision of services under this Agreement, nor any other person construed as a “covered person” pursuant to Rule 506 of Regulation D (each, a “Covered Person”) is the subject of any of the acts enumerated in Rule 506(d)(i) through (viii) thereof (each, a “Disqualifying Event”). Broker will immediately notify the Managing Dealer if it becomes aware of any Covered Person who is or becomes the subject of a Disqualifying Event.

5.9            Broker acknowledges that the Managing Dealer will enter into similar agreements with other broker-dealers, which does not require the consent of Broker.

5.10          Broker represents that it is a broker-dealer registered with FINRA and (effective August 20, 2017) subject to FINRA Rule 2030 (“Rule 2030”). Broker represents that it has policies and procedures to ensure compliance with Rule 2030 and is currently in compliance with Rule 2030. Moreover, Broker represents that neither it nor any of its Covered Associates (i.e., any (i) general partner, managing member or executive officer of Broker, as well as any person with a similar status or function, (ii) any associated person of Broker who engages in distribution or solicitation activities with a government entity, (iii) any associated person of Broker who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (ii) above, and (iv) any political action committee controlled by Broker or one of its Covered Associates) has made, directly or indirectly, any contributions that prohibit Broker from engaging in solicitation activities for compensation under Rule 2030 (a “Triggering Contribution”). Broker hereby agrees that neither it nor its Covered Associates will make a Triggering Contribution or violate Rule 2030 while engaged hereunder. If Broker breaches this provision and becomes aware of a Triggering Contribution or a violation of Rule 2030, it shall promptly provide written notice to the Managing Dealer of the nature of the ban or violation.

5.11          Broker represents that Broker is acting solely as an agent for its customers with respect to their purchase or sale of Shares and is not acting for Broker’s own account. Any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Broker in connection with its sale of Shares will be charged in a manner consistent with the Offering Memorandum and applicable law and FINRA rules.

5.12          Broker further represents, warrants and covenants that neither Broker, nor any person associated with Broker, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Offering Memorandum; (b) applicable laws of the jurisdiction of which such investor is a resident; (c) applicable provisions of Regulation Best Interest; or (d) applicable FINRA rules. Broker agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, Broker, or a person associated with the Broker, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Broker, or person associated with the Broker, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares, (D) the background and qualifications of the GC Advisors LLC (the “Adviser”) or the persons responsible for directing and managing the Company and (E) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account. The Broker further represents, warrants and covenants that the Broker, or a person associated with the Broker, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by the Broker, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established.

6.	Right to Reject Orders or Cancel Sales.

6.1            All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice.

7.	Offering Memorandum and Authorized Sales Materials; Compliance with Laws.

7.1            Broker is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Offering Memorandum and any Authorized Sales Materials. Broker agrees that it shall have delivered (i) to each investor to whom an offer to sell the Shares is made, as of the time of such offer, a copy of the Offering Memorandum and all supplements thereto and any amended Offering Memorandum that have then been made available to the Broker by the Managing Dealer and (ii) to each investor that subscribes for an order to purchase Shares, as of the time the Company accepts such investor’s order to purchase the Shares within the timeframes described in the Offering Memorandum, a copy of the Offering Memorandum and all supplements thereto and any amended Offering Memorandum that have then been made available to the Broker by the Managing Dealer. The Broker agrees that it will not send or give any supplement to the Offering Memorandum or any Authorized Sales Materials to an investor unless it has previously sent or given an Offering Memorandum and all previous supplements thereto and any amended Offering Memorandum to that investor or has simultaneously sent or given an Offering Memorandum and all previous supplements thereto and any amended Offering Memorandum with such supplement to the Offering Memorandum or Authorized Sales Materials. The Broker agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Managing Dealer and marked “broker only”, “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. The Broker agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Managing Dealer if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to prospective investors in such jurisdiction. Broker agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Managing Dealer bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. The Broker further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Managing Dealer or the Company in writing. The Broker agrees, if the Managing Dealer so requests, to furnish a copy of any final Offering Memorandum required for compliance with the provisions of Rule 15c2-8 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Regardless of the termination of this Agreement, the Broker will deliver an Offering Memorandum in transactions in the Shares for any period as may be required by the Exchange Act.

7.2            On becoming a Broker, and in offering and selling Shares, the Broker agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts; (b) all applicable state securities laws and regulations as from time to time in effect; (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of the Broker pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, as amended (“GLBA”), and the laws governing money laundering abatement and antiterrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (d) this Agreement and the Offering Memorandum as amended and supplemented. Notwithstanding the termination of this Agreement or the payment of any amount to the Broker, the Broker agrees to pay the Broker’s proportionate share of any claim, demand or liability asserted against the Broker and the other Brokers on the basis that such Brokers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Broker’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

7.3           Broker and the Managing Dealer further agree to the following terms:

7.3.1            Broker agrees that it (1) will maintain written policies and procedures covering the delivery of electronic offering documents and the use of electronic signatures; (2) will comply with all applicable rules and guidelines pertaining to electronic delivery of the Offering Memorandum and Authorized Sales Materials and electronic signature of the Subscription Agreement; (3) acknowledges that it is acting as an agent of the Company only with respect to the delivery of the Offering Memorandum and Authorized Sales Materials electronically, the administration of the subscription process and the obtainment of electronic signatures and this Agreement; and (4) will also comply, as applicable, with The Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transaction Act and any other applicable law.

7.3.2            In consideration of the foregoing, the Managing Dealer hereby agrees that it will not reject a subscription on account of an electronic signature if such signature was obtained in the manner set forth in this Section 7.

8.	License and Association Membership. The Broker’s acceptance of this Agreement constitutes a representation to the Company and the Managing Dealer that the Broker is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws (including the laws of the jurisdictions listed on Schedule II), if applicable, and in all states or jurisdictions where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Broker ceases to be a member in good standing of FINRA. The Broker agrees to notify the Managing Dealer immediately if the Broker ceases to be a member in good standing of FINRA. The Broker also hereby agrees to abide by the Rules of FINRA.

9.	Limitation of Offer; Suitability.

9.1            The Broker will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who the Broker reasonably believes are “accredited investors,” as defined in Rule 501(a) of Regulation D under the Securities Act, and who meet the financial qualifications set forth in the Offering Memorandum, if any, or in any suitability letter or memorandum sent to it by the Company or the Managing Dealer and will only make offers to persons in the jurisdictions in which it is advised in writing by the Managing Dealer that the Shares are qualified for sale or that such qualification is not required and in which the Broker has all required licenses and registrations to offer Shares in such jurisdictions (including the jurisdictions listed on Schedule II). In offering Shares, the Broker will comply with the provisions of the Rules set forth in the FINRA Manual, Exchange Act Rule 15l-1 (“Regulation Best Interest”), as well as all other applicable rules and regulations relating to suitability of investors. Nothing contained in this Section shall be construed to relieve the Broker of its suitability obligations under Regulation Best Interest or any applicable FINRA rules.

9.2            The Broker further represents, warrants and covenants that neither Broker, nor any person associated with the Broker, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Offering Memorandum; (b) applicable laws of the jurisdiction of which such investor is a resident; (c) applicable provisions of Regulation Best Interest; or (d) applicable FINRA rules. The Broker agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, the Broker, or a person associated with the Broker, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commissions, FINRA or the Company) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Broker, or person associated with the Broker, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Company and (E) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account. The Broker further represents, warrants and covenants that the Broker, or a person associated with the Broker, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by the Broker, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established.

9.3            The Broker will sell Shares, to the extent approved by the Managing Dealer as set forth on Schedule I to this Agreement, and sell such shares only to those persons who are eligible to purchase such shares in transactions exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act and Regulation D thereunder as described in the Offering Memorandum. Nothing contained in this Agreement shall be construed to impose upon the Company or the Managing Dealer the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Offering Memorandum. Broker shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Broker’s customer and such customer’s completed and executed Subscription Agreement. The Broker agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder and (b) the applicable FINRA rules. The Broker further agrees to make the suitability records available to the Managing Dealer and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Broker’s receipt of a subpoena or other appropriate document request from such agency.

9.4            [Any relevant jurisdictional selling restrictions to be added as applicable.]

9.5            The Broker further represents that it understands that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Offering Memorandum.

10.	Disclosure Review; Confidentiality of Information.

10.1          The Broker agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Offering Memorandum or other materials, that all material facts are adequately and accurately disclosed in the Offering Memorandum and provide a basis for evaluating the Shares. In making this determination, the Broker shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Broker relies upon the results of any inquiry conducted by another member or members of FINRA, the Broker shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Managing Dealer or a sponsor or an affiliate of the sponsor of the Company.

10.2          It is anticipated that (i) the Broker and Broker’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of the Broker that are conducting a due diligence inquiry on behalf of the Broker and (ii) persons or committees, as the case may be, responsible for determining whether the Broker will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Managing Dealer, the Adviser, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Managing Dealer, the Adviser, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Managing Dealer, the Adviser, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Managing Dealer, the Adviser, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only” or designated with similar language; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. The Broker agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Broker’s due diligence inquiry. The Broker agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to the Broker’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Broker further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Broker’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Broker’s confidentiality obligation. The Broker acknowledges that Broker or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Broker acknowledges that Broker or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Broker acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Managing Dealer, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Broker shall notify the Managing Dealer in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

11.	Broker’s Compliance with Anti-Money Laundering Rules and Regulations. The Broker hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker/Brokers’ anti-money laundering obligations. The Broker hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the Bank Secrecy Act, as amended by the USA Patriot Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, Broker agrees to verify the identity of its new customers; to maintain customer records; and to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons. Additionally, Broker will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. Broker will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Managing Dealer at any time, the Broker hereby agrees to furnish (a) a copy of its AML Program to the Managing Dealer for review, and (b) a copy of the findings and any remedial actions taken in connection with the Broker’s most recent independent testing of its AML Program. The Broker agrees to notify the Managing Dealer immediately if the Broker is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

12.	Privacy. The Broker agrees as follows:

12.1          The Broker agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act, as amended (“FCRA”), and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

12.2          The parties hereto acknowledge that from time to time, Broker may share with the Company and the Company may share with Broker nonpublic personal information (as defined under the GLBA) of customers of Broker. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. Broker shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Broker served as the broker of record for such customer’s account. Broker, the Managing Dealer and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA), or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section 12. Except as expressly permitted under the FCRA, Broker agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

12.3          Broker shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event Broker, the Managing Dealer or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section 12, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section 12, shall be prohibited.

12.4          Broker shall implement commercially reasonable measures in compliance with industry best practices designed: (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Broker further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Broker provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section 12.

13.	Broker’s Undertaking to Not Facilitate a Secondary Market in the Shares. The Broker acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and repurchase of the Shares, which significantly limit the liquidity of an investment in the Shares. The Broker also acknowledges that the Company’s share repurchase program provides only a limited opportunity for investors to have their Shares purchased by the Company and that the Company’s board of trustees may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time. The Broker hereby agrees that so long as the Company is offering Shares pursuant to the Offering Memorandum and the Company has not listed the Shares on a national securities exchange, the Broker will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Managing Dealer.

14.	Indemnification. Broker agrees that it severally will indemnify and hold harmless the Company, the Managing Dealer, the Adviser, and their affiliates and each of their respective directors, trustees, officers, employees, shareholders, partners, sub-advisors, associates and agents, now and in the future, as well as each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Managing Dealer within the meaning of Section 15 of the Securities Act (collectively, the “Broker Indemnified Persons”) from and against any and all fees, costs, expenses, losses, claims, actions, demands, damages, fines, penalties or liabilities of any nature whatsoever (“Losses”), joint or several, to which Broker Indemnified Persons may become subject and which arise out of or are based upon, directly or indirectly, or otherwise incurred from (a) any untrue statement of a material fact contained (i) in the Offering Memorandum, or any amendment or supplement thereto, or (ii) in any Authorized Sales Materials; or (b) the omission to state in the Offering Memorandum, or any amendment or supplement thereto, or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Managing Dealer by or on behalf of the Broker specifically for use with reference to the Broker in the preparation of the Offering Memorandum, or any amendment or supplement thereto, or in preparation of any Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Broker in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material is being used in a manner inconsistent with its intended purpose or jurisdiction in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Broker or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; or (h) any other gross negligence, bad faith, or willful misconduct by Broker or its representatives or agents in connection with the performance of Brokers’ duties under this Agreement. Broker also agrees that it will reimburse each Broker Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses, expense or action. This indemnity will be in addition to any liability that such Broker may otherwise have.

15.	Arbitration. Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Chicago FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

16.	Termination.

16.1          The Broker will suspend or terminate its offer and sale of Shares upon the request of the Company or the Managing Dealer at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Managing Dealer. Any party may terminate this Agreement by written notice. Such termination shall be effective forty-eight (48) hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto. This Agreement will automatically terminate in the event of its assignment, as defined in the Investment Company Act of 1940 (“1940 Act”).

16.2          This Agreement may be amended at any time by the Managing Dealer by written notice to the Broker, and any such amendment shall be deemed accepted by the Broker upon placement of an order for sale of Shares by such Broker’s customer after the Broker has received such notice.

16.3          The respective agreements and obligations of the Managing Dealer and Broker set forth in Sections 4, 6, 7 and 13 through 20 of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

17.	Use of Company and Fund Names. Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Managing Dealer, the Adviser and/or their respective affiliates of any consent that would otherwise be required under this Agreement or applicable law prior to the use of Broker of the name or identifying marks of the Company, the Managing Dealer, or Golub Capital (or any combination or derivation thereof, including any name adopted in the future). The respective parties reserve the right to withdraw their consent to the use of the Company’s name at any time and to request to review any materials generated by the Broker that use the Company’s or Golub Capital’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

18.	Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

if to the Managing Broker Dealer:

Arete Wealth Management, LLC
1115 W. Fulton Market, 3rd Floor
Chicago, IL 60607

If to the Adviser:

GC Advisors LLC
200 Park Avenue, 25th Floor

New York, New York 10166

If to the Company:

Golub Capital Private Income Fund I
200 Park Avenue, 25th Floor

New York, New York 10166

If to the Broker:

To the address specified by the Broker herein.

19.	Attorney’s Fees and Applicable Law. In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Broker and countersigned by the Managing Dealer. Venue for any action brought hereunder shall lie exclusively in New York, New York.

20.	No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Broker as an employee, agent or representative of, or in association with or in partnership with, the Managing Dealer, the Company or the other Brokers; instead, this Agreement shall only constitute the Broker as a Broker authorized by the Managing Dealer to sell the Shares according to the terms set forth in the Offering Memorandum as amended and supplemented and in this Agreement.

21.	Changes; Amendments. Except as specifically provided in this Section 21, this Agreement may be changed or amended only by written instrument signed by all parties. In the event of a change in law, regulation or other regulatory guidance which affects this Agreement, Broker authorizes the Managing Dealer to amend this Agreement in order to comply with the requirements of any such law, regulation or other regulatory guidance. Broker agrees that such amendment shall automatically become effective upon the execution of the first transaction Broker or its Customer executes with the Company thirty (30) calendar days after receipt of the amendment (or sooner, if required to comply with applicable law and that the amendment shall not require the signature of Broker in order to be effective).

22.	Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

23.	Successors and Assigns. No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the Managing Dealer, the Adviser and Broker and their respective successors and permitted assigns.

24.	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

25.	Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement, including all Schedules and Exhibits hereto. Each party may execute this Agreement by applying an electronic signature using DocuSign or any similar electronic signature program and acknowledges, agrees and confirms that the use of such an electronic signature program (a) shall result in a reliable and valid delivery of such party’s signature to this Agreement; and (b) shall constitute reasonable steps on the part of the other party to this Agreement to verify the reliability of such signature.

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or Broker and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

Broker/Firm:

Broker/Firm CRD:	Tax ID:

AGREED AND ACCEPTED BY THE BROKER:

By:	Date:
Name
Title
Email:
Address:

Phone:

AGREED AND ACCEPTED:

Arete Wealth Management, LLC

By:
Name:
Title:

SCHEDULE I ADDENDUM TO

SELECTED INTERMEDIARY AGREEMENT

Broker/Firm:

The following reflects the transaction or other fee arrangements as agreed upon between Arete Wealth Management, LLC (the “Managing Dealer”) and Broker, effective as of the effective date of the Selected Intermediary Agreement (the “Agreement”) between the Managing Dealer and Broker in connection with the offering of Shares of Golub Capital Private Income Fund I (the “Company”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Agreement.

1.	Brokerage Transaction Fee.

1.1            Broker may charge a transaction or other fee, including upfront placement fees or brokerage commissions, on sales of Shares, to the extent the Offering Memorandum discloses that such brokerage commissions or fees may be charged for the Shares. Broker represents that Broker is acting solely as an agent for its customers with respect to their purchase or sale of Shares and is not acting for Broker’s own account. Any transaction or other fee, including upfront placement fees or brokerage commissions, charged by Broker in connection with its sale of Shares will be charged in a manner consistent with the Offering Memorandum and applicable law and FINRA rules. Purchases and sales of such Shares may only be executed as purchases or repurchases between the customer and the Company. Broker shall not execute trades of Shares between customers.

1.2            If Broker elects to sell Shares, Broker shall comply with the requirements set forth below, including providing shareholder and account maintenance services with respect to such Shares. For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

1.2.1        the existence of an effective Selected Intermediary Agreement between the Managing Dealer and the Broker, and

1.2.2        the provision of the following services with respect to the Shares, as applicable, by the Broker:

(a)            assistance with recordkeeping, including maintaining records for and on behalf of Broker’s customers reflecting transactions and balances of Shares owned,

(b)            answering investor inquiries regarding the Company, including distribution payments and reinvestments,

(c)            helping investors understand their investments upon their request, and

(d)            facilitating tender offer requests.

1.3            The Broker hereby represents that it complies with each of the above requirements and is providing the above-described services.

2.	General.

2.1            Except as otherwise described under “Brokerage Transaction Fee” above, the Broker waives any and all rights to receive compensation until it is paid to and received by the Managing Dealer. Notwithstanding the above, Broker affirms that, to the extent that Broker retains transaction or other fees, including upfront placement fees or brokerage commissions, as described above under “Brokerage Transaction Fee,” neither the Company nor the Managing Dealer shall have liability for such brokerage commission or other transaction based fee payable to the Broker, and the Broker is solely responsible for retaining the brokerage commissions or other similar transaction based fees due to the Broker from the subscription funds received by the Broker from its customers for the purchase of Shares in accordance with the terms of this Agreement.

2.2            Broker shall furnish Managing Dealer and the Company with such information as shall reasonably be requested by the Company with respect to the fees paid to Broker pursuant to this Schedule A, and Broker shall notify Managing Dealer if Broker is not eligible to receive transaction or other fees, including upfront placement fees or brokerage commissions at the time of purchase.

3.	Due Diligence. In addition, as set forth in the Offering Memorandum, the Managing Dealer or, in certain cases at the option of the Company, the Company, will pay or reimburse the Broker for reasonable bona fide due diligence expenses incurred by the Broker in connection with the Offering. Such due diligence expenses may include customary travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Broker and its personnel when visiting the Company’s offices verify information relating to the Company. The Broker shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Managing Dealer for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice being sent to the Managing Dealer and the Company. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Offering Memorandum, FINRA rules and other applicable laws and regulations.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

AGREED AND ACCEPTED BY THE BROKER:

Broker/Firm:
By:
Name:
Title:

AGREED AND ACCEPTED:

Arete Wealth Management, LLC

By:
Name:
Title:

SCHEDULE II ADDENDUM TO
SELECTED INTERMEDIARY AGREEMENT

Broker will not offer, sell or distribute Shares, or otherwise make any such Shares available, in any jurisdiction outside of the United States or United States territories. The Broker will only offer or transact in Shares in jurisdictions where it is duly registered and licensed to conduct such business.

(A)	The Broker is eligible to conduct business in all of the following jurisdictions. ______ (Check if yes)

(B)	The Broker is eligible to conduct business in all of the following jurisdictions except for the following (list jurisdictions):

(C)	Unless previously indicated above, the Broker is eligible to conduct business in the following jurisdictions:

______Alabama	______Louisiana	______Oklahoma
______Alaska	______Maine	______Oregon
______Arizona	______Maryland	______Pennsylvania
______Arkansas	______Massachusetts	______Puerto Rico
______California	______Michigan	______Rhode Island
______Colorado	______Minnesota	______South Carolina
______Connecticut	______Mississippi	______South Dakota
______Delaware	______Missouri	______Tennessee
______District of Columbia	______Montana	______Texas
______Florida	______Nebraska	______Utah
______Georgia	______Nevada	______Vermont
______Hawaii	______New Hampshire	______Virgin Islands
______Idaho	______New Jersey	______Virginia
______Illinois	______New Mexico	______Washington
______Indiana	______New York	______West Virginia
______Iowa	______North Carolina	______Wisconsin
______Kansas	______North Dakota	______Wyoming
______Kentucky	______Ohio

Broker/Firm:
By:
Name:
Title:
Effective Date:

EXHIBIT A TO

SELECTED INTERMEDIARY AGREEMENT

[MANAGING DEALER AGREEMENT]